UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement.

☐	Confidential, for use of the Commission only (as permitted by Rules 14a-6(e)(2)).

☐	Definitive proxy statement.

☐	Definitive additional materials.

☒	Soliciting material pursuant to § 240.14a-11(c) or § 240.14a-12.

COMMONWEALTH INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Filed by Commonwealth Industries, Inc.

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: Commonwealth Industries, Inc.

Commission File No.: 0-25642

Forward-Looking Statements

Certain statements set forth above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the consummation of the closing of the definitive merger agreement and IMCO’s and Commonwealth’s and their respective subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends, financing plans, business strategy, budgets, projected costs, capital expenditures, anticipated synergies, competitive position, technical capabilities, access to capital and growth opportunities are forward-looking statements. Such forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IMCO and Commonwealth are unable to predict or control, that may cause the combined companies’ actual results or performance to materially differ from any future results or performance expressed or implied by such statements. Such factors may include, without limitation, the ability to complete the merger while obtaining the approval of the regulatory agencies and shareholders, the ability to successfully integrate and achieve cost savings and revenue enhancements in connection with the transaction, the success of the implementation of the information system across both companies, the effect of global economic conditions, the ability to achieve the level of cost savings or productivity improvements anticipated by management, the effect (including possible increases in the cost of doing business) resulting from war or terrorist activities or political uncertainties, the ability to successfully implement new marketing and sales strategies, the impact of competitive products and pricing, product development and commercialization, availability and cost of critical raw materials, the ability to effectively hedge the cost of raw materials, capacity and supply constraints or difficulties, any increase in the cost of capital, the success of IMCO and Commonwealth in implementing their respective business strategies, and other risks as detailed in the companies’ various filings with the SEC.

Additional Information

On July 21, 2004, IMCO filed a preliminary registration statement on Form S-4, including the preliminary joint proxy statement/prospectus constituting a part thereof, with the SEC. IMCO will file a final Registration Statement on Form S-4 and IMCO and Commonwealth will file a definitive joint proxy statement/prospectus and other relevant documents concerning the proposed merger transaction with the SEC. Investors are urged to carefully read the preliminary joint proxy statement/prospectus, the definitive joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they contain or will contain important information. You will be able to obtain the documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by IMCO free of charge by requesting them in writing from IMCO or by telephone at (972) 401-7200. You may obtain documents filed with the SEC by Commonwealth free of charge by requesting them in writing from Commonwealth or by telephone at (502) 589-8100. IMCO and Commonwealth, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of IMCO and Commonwealth in connection with the merger. Information about the directors and executive officers of IMCO and their ownership of IMCO stock is set forth in the proxy statement for IMCO’s 2004 Annual Meeting of Stockholders. Information about the directors and executive officers of Commonwealth and their ownership of Commonwealth stock is set forth in the proxy statement for Commonwealth’s 2004 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the preliminary joint proxy statement/prospectus and the definitive joint proxy statement/prospectus when it becomes available.

[IMCO LETTERHEAD]

MEMORANDUM

DATE: August 16, 2004

TO: All IMCO Recycling Inc

FROM: Jim Madden

SUBJECT: Integration Progress Update

Following is an update from Steve Demetriou.

Dear Fellow Commonwealth and IMCO Employees:

I would like to provide an update on our integration planning process for the various operating and functional teams. Each of the teams met over the past few weeks to begin the development of their integration plan for IMCO and Commonwealth. The progress to date reaffirms my confidence that we will be able to begin integration of the companies and operate the combined company in an efficient manner when the merger closes. I am please to report that our pre-merger notification under the Hart-Scott-Rodino Antitrust Improvement Act was approved. IMCO filed a Form S-4 merger registration with the Securities and Exchange Commission and we expect initial comments back in late August.

The integration teams met in Dallas on July 28, with their initial high-level summaries of design issues and potential synergies. Examples of team initiatives include: critical operational items for Day 1 of the combined company, organization design, overarching aspiration/strategic direction, key issues to review with the steering committee and timetable for key milestones.

The next meeting will be held on August 19 in Louisville, Kentucky to further organization design, provide additional detail on projected synergy timing and approximate cost of implementation, complete and address preparedness for Day 1 implementation and identification of the primary differences among each of the companies’ policies.

In the past few weeks I visited the Dallas headquarters, the Lewisport, Kentucky operating facility, the U.S. Zinc headquarters/operations in Houston, Texas and operations in Coldwater, Michigan. I am enjoying meeting each of you in person and am really impressed with the eagerness displayed to generate synergies for the new combined company. I plan to continue to visit various facilities to familiarize myself with the employees and operations of IMCO and Commonwealth. Please do not hesitate to contact me for my current schedule to visit your facility or better yet for an invite!

[IMCO LETTERHEAD]

MEMORANDUM

I am also pleased to announce we have received over 1,200 entries in our “name the new company” contest. The steering committee is in the process of selecting a short list of names for the trademark attorney to research. We expect to announce the name prior to closing of the proposed merger. We appreciate your enthusiasm and participation in the program.

We will continue our communication of the integration process but in the meantime if you have a question please contact Commonwealth at 1-800-631-6883. The IMCO number is 1-800-361-4626. You can also email Commonwealth at answersatcii@ciionline.com and we will get back to you with answers. IMCO’s email address is answerline@imcorecycling.com. We may not have all the answers to your questions now, but please be assured that we will share information with you on a regular basis.

I want to stress how impressed I am with the “can do” spirit of both companies and the desire to build a world class company in our industry. As we move through this process, we must keep our focus on meeting the needs of our customers and delivering value to them and to our shareholders. I appreciate your enthusiasm and hard work.

Best regards,

Steve Demetriou